SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 23, 2004

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number

1-8788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

1-4698	NEVADA POWER COMPANY	88-0045330
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signatures

Item 5. Other Events

Nevada Power Company, a wholly owned subsidiary of Sierra Pacific Resources (NYSE:SRP), announced today that it has reached an agreement to acquire from Duke Energy the partially constructed 1,200 MW (megawatt) natural gas-fired combined-cycle power plant located in the Moapa Valley, 20 miles northeast of Las Vegas. Total costs to acquire and complete construction of the facility are estimated at $558 million, of which $182 million is for the facility in its current state of completion. The transaction, which is subject to approval by the Public Utilities Commission of Nevada (PUCN), is expected to close this fall.

“We expect the facility to be fully operational by the summer of 2006,” said Walter Higgins, chairman and chief executive officer of Sierra Pacific Resources. “This will go a long way toward reducing the amount of purchased power that we buy to fill the growing demand for electricity in southern Nevada. It also reduces our reliance on what has been a volatile energy marketplace. We believe acquiring a more balanced mix of our own generation and purchased power is clearly in the best interest of our customers and investors.”

The Moapa facility consists of four natural gas-fired combustion turbines, two steam turbines and four heat recovery steam generators operating in combined-cycle mode.

Nevada Power is planning to finance the acquisition and construction of the plant with a combination of internally generated cash and external financing. “Acquiring this facility is in line with our long-term strategy to reduce our dependence on power markets in order to provide safe, reliable electric service at a reasonable price to our customers while at the same time increasing value for our shareholders through prudent capital investments,” Higgins said.

Additional details of the agreement will be provided in a separate filing with the PUCN.

In November 2003, Nevada Power received approval from the PUCN of its Integrated Resource Plan (IRP), which included construction of a 520 MW plant at the existing Harry Allen site. The company investigated a potential acquisition of a power plant being built by independent developers within Southern Nevada as a potentially more economic option. Duke Energy's Moapa Facility was identified as the primary candidate and discussions commenced, leading to the agreement.

These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, the parties’ abilities to satisfy any applicable closing conditions, construction risk related to the completion of the plant, Nevada Power’s ability to access the capital markets to finance the acquisition on favorable terms and to obtain required regulatory approvals for the amendment to Nevada Power’s IRP and for the financing of the acquisition. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Nevada Power Company are contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC. Nevada Power Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired

           Not required

     (b) Pro forma financial information

          Not required

     (c) Exhibits

          Not required

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: June 23, 2004	By:	/s/ John E. Brown
John E. Brown
Vice President and Controller

Nevada Power Company (Registrant)
Date: June 23, 2004	By:	/s/ John E. Brown
John E. Brown
Vice President and Controller